UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service – Employer Identification No. 16-1158413

205 Indigo Creek Drive, Rochester, New York 14626

(585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 16, 2006, the Board of Directors of Performance Technologies, Incorporated (the “Company”) approved salary increases for certain named executive officers of the Company, effective April 1, 2006, as follows:

Named Executive Officer	Annual Salary	Percentage Increase
Dorrance W. Lamb	$ 215,000	8.8%
William E. Mahuson	$ 160,000	13.3%
John J. Grana	$ 190,000	16.6%
John J. Peters	$ 190,000	16.6%

The salary increases were approved to reflect increases in market salaries for similar positions at public companies of similar size, based upon a study completed by an executive compensation firm retained by the Company.

On March 17, 2006, these named executive officers were granted non-qualified stock options to purchase the following number of shares under the 2003 Omnibus Incentive Plan:

Named Executive Officer	Number of Shares
Dorrance W. Lamb	20,000
William E. Mahuson	10,000
John J. Grana	30,000
John J. Peters	30,000

These options were granted at an exercise price of $6.64. These options vest over five years and expire in eight years. The vesting of these options will accelerate upon the Company achieving certain milestones, as defined in the option agreements. The form of the stock option agreement will be filed with the Company’s next quarterly report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

March 21, 2006	By	/s/ Michael P. Skarzynski
Michael P. Skarzynski President and Chief Executive Officer

March 21, 2006	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Chief Financial Officer and Senior Vice President of Finance